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                                                                    EXHIBIT 4.12

                           CONSENT TO ASSIGNMENT OF
                             MANAGEMENT AGREEMENT
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          THIS CONSENT TO ASSIGNMENT OF MANAGEMENT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "CONSENT") is made as of August 20, 1997, by CASINO AMERICA, INC., a Delaware corporation (the "CONTRACTING PARTY"), whose address is 711 Washington Loop, Biloxi, Mississippi 39530, for the benefit of IBJ SCHRODER BANK AND TRUST COMPANY, a New York banking corporation, as trustee (the "TRUSTEE") for the benefit of itself and the holders of the Notes (as defined below), whose address is One State Street, New York, New York 10004.

                                   RECITALS
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     A.   NOTES.  Pursuant to that certain Indenture dated as of August 20, 1997
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(as amended, supplemented or otherwise modified from time to time, the
"INDENTURE"), by and between Isle of Capri Black Hawk, L.L.C., a Colorado limited liability company (the "COMPANY"), Isle of Capri Black Hawk Capital Corp., a Colorado corporation ("CAPITAL CORP" and, together with the Company, the "Issuers"), as co-issuers, and Trustee, the Issuers shall issue $75,000,000 principal amount of its 13% First Mortgage Notes due 2004 With Contingent Interest (the "Original Notes," and together with any New Notes issued in exchange therefor, the "NOTES"), to finance the design, construction and operation of the Isle Black Hawk. All defined terms used herein and not otherwise defined, shall have the meanings set forth in the Indenture.

     B.   PURPOSE.  Contracting Party and the Company are parties to that
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certain Amended and Restated Management Agreement dated as of July 29, 1997 (as further amended, supplemented or otherwise modified from time to time, the "CONTRACT"), relating to the management and operation of the Isle-Black Hawk.
In order to induce the holders of the Notes to enter into the transactions contemplated by the Indenture, the Company has executed a Collateral Assignment collaterally assigning all of the Company's right, title and interest in and to, among other things, the Contract (the "COLLATERAL ASSIGNMENT"), dated of even date with the Indenture, in favor of Trustee, in order to secure the obligations of the Company under, among other documents, the Notes, the Indenture and the Collateral Documents (collectively, the "OBLIGATIONS"), and Contracting Party consents to such assignment.

                                    CONSENT
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          NOW THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Contracting Party agrees as follows:

          1.   CONSENT TO ASSIGNMENT.  Pursuant to the Contract, Contracting
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Party has performed or supplied, or agreed to perform or supply, certain services in connection with Isle-
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Black Hawk.  Contracting Party hereby consents to the assignment of the Contract by the Company to Trustee as provided in the Collateral Assignment and this Consent.

          2.   COMPANY'S DEFAULT UNDER CONTRACT.  If the Company defaults under
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the Contract, before exercising any remedy, Contracting Party shall deliver to
Trustee at its address set forth above, by registered or certified mail, postage prepaid, return receipt requested, written notice of such default, specifying the nature of the default and the steps necessary to cure the same, and clearly marked as a notice of default pursuant to Paragraph 2 of this Agreement. If the Company fails to cure the default within the time permitted under the Contract, then Trustee shall have an additional thirty (30) days after the expiration of the time permitted under the Contract (but in no event less than an additional thirty (30) days after the receipt by Trustee of said notice from Contracting Party) within which Trustee shall have the right, but not the obligation, to cure such default. Contracting Party's delivery of such a notice of default to Trustee and the failure to cure the same within the said additional period shall be conditions precedent to the exercise of any right or remedy of Contracting Party arising by reason of such default, except that Contracting Party shall not be required to continue performance under the Contract for the said additional period, unless and until Trustee agrees to pay Contracting Party for that portion of the work, labor and supplies rendered during the said period (subject to the Subordination Agreement (defined below)).

          3.   CERTIFICATE OF DEFAULT STATUS.  Upon the written request of
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Trustee at any time and from time to time, Contracting Party shall furnish to
Trustee, within five days of receipt of such request, a certificate stating whether, as of such request receipt date, the Company is in default on the Contract, and if so, the nature of the default and the steps necessary to cure the same. Such certificate shall not constitute a written notice of default pursuant to Paragraph 2 hereof unless clearly marked as such.

          4.   COMPANY'S DEFAULT UNDER OBLIGATIONS.  If Trustee gives written
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notice to Contracting Party that the Company has defaulted under the Obligations and requests that Contracting Party continue its performance under the Contract, Contracting Party shall thereafter perform for Trustee under the Contract in accordance with its terms, so long as Contracting Party shall be paid pursuant to the Contract for all work, labor and supplies rendered or supplied thereunder, including payment of any sums due to Contracting Party for work performed or supplies supplied up to and including the date of the Company's default (subject to the Subordination Agreement).

          5.   PERFORMANCE FOR TRUSTEE.  If Trustee (a) cures any default by the
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Company pursuant to Paragraph 2 above, (b) gives written notice to Contracting
Party that the Company has defaulted under the Collateral Documents pursuant to Paragraph 4 above, (c) becomes the owner of Isle-Black Hawk, (d) undertakes to complete the construction of Isle-Black Hawk pursuant to its rights under the Collateral Documents, or (e) following an Event of Default under the Indenture, otherwise requires the performance of Contracting Party's obligations under the Contract or the use of any plans and specifications, drawings, surveys or other materials or documents previously prepared or provided by Contracting Party pursuant to the Contract, then in any such event, so long as Contracting Party has received and continues to receive the compensation required under the Contract related thereto (subject to the

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Subordination Agreement), Trustee shall have the right to obtain performance from Contracting Party of all of its obligations under the Contract, and to use all such plans and specifications, drawings, surveys and other materials and documents, and the ideas, designs and concepts contained therein, in connection with the completion of Isle-Black Hawk, without the payment of any additional fees or charges to Contracting Party.

          6.   AMENDMENTS.  Contracting Party agrees that it will not modify,
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amend, supplement or in any way join in the release or discharge, except pursuant to the terms of the Contract, of Contracting Party's obligations under the Contract, unless such change is commercially reasonable to the Company and is expressly permitted by the Indenture. Contracting Party will not perform any work pursuant to any such amendment, unless the same is issued and executed in accordance with the terms and conditions of the Contract.

          7.   MATERIAL COMMUNICATIONS.  Contracting Party agrees that during
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the term of the Contract, it shall promptly furnish to Trustee copies of all material agreements, permits, correspondence, records, proceedings, notices, and all other material communications and documents relating to the Contract at any time in the possession of Contracting Party or otherwise furnished to the Company.

          8.   OTHER DOCUMENTS.  In addition, the parties acknowledge that this
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Consent is subject to the terms of that certain Manager Subordination Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "SUBORDINATION AGREEMENT") between the parties hereto.

          9.   REPRESENTATIONS AND WARRANTIES.  Contracting Party represents and
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warrants to Trustee that (a) it is duly licensed to conduct its business in the jurisdiction contemplated by the Contract, and will at all times maintain its licenses in full force and effect throughout the term thereof, (b) the Contract has not been amended, modified or supplemented, (c) the Contract constitutes a valid and binding obligation of Contracting Party and is enforceable in accordance with its terms, (d) there have been no prior assignments of the Contract, and (e) all covenants, conditions and agreements of the Contracting Party contained in the Contract have been performed as required therein, except for those that are not due to be performed until after the date hereof.

          10.  APPLICATION OF FUNDS.  Nothing herein imposes or shall be
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construed to impose upon Trustee any duty to direct the application of any proceeds of the Notes, and Contracting Party acknowledges that Trustee is not obligated to Contracting Party or any of its subcontracting parties, materialmen, suppliers or laborers.

          11.  ACKNOWLEDGMENT.  Contracting Party acknowledges that it is a
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condition precedent to the purchase of the Notes by the purchasers thereof that the Contracting Party shall have executed and delivered this consent.

          12.  GAMING LAWS AND REGULATIONS.  Contracting Party acknowledges
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that, to the extent required under applicable law, the consummation of the transactions contemplated

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hereby and the exercise of remedies hereunder may be subject to Colorado Limited
Gaming Act and the regulations promulgated pursuant to each such law, all as amended from time to time.

          13.  IRREVOCABILITY.  The provisions hereof shall be irrevocable and
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remain in full force and effect until the Company has fully paid and performed all of the Obligations.

          14.  NOTICES.  Except for notices sent pursuant to Paragraph 2 above,
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any notices to Trustee hereunder shall be sent to its address set forth above, by U.S. Mail, postage prepaid.

          15.  GOVERNING LAW.  This Consent shall be governed by the laws of the
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State of New York.

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          IN WITNESS WHEREOF, Contracting Party has executed this Consent to
Assignment of Management Agreement as of the date first above written.


                              CONTRACTING PARTY:
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                              CASINO AMERICA, INC., a Delaware corporation


                              By: /s/ Allan B. Solomon
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                              Name: Allan B. Solomon
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                              Title: Secretary
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